Exhibit 8(i)(1): Amendment No. 1 to the Fund Participation Agreement among Deutsche Asset Management VIT Funds, formerly BT Insurance Funds Trust, Bankers Trust Company and United of Omaha Life Insurance Company.

                                 AMENDMENT NO. 1
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of April 1, 2001, to the Fund Participation Agreement dated as of the 1/st/ day of May, 2000 (the "Agreement"), by and between Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) ("Trust"), Bankers Trust Company ("Adviser"), and United of Omaha Life Insurance Company ("Life Company").

WHEREAS, effective May 1, 2001 Deutsche Asset Management, Inc. ("DAMI") will replace Adviser as investment adviser to the Trust;

WHEREAS, effective May 1, 2001 the Adviser wishes to transfer all of its rights, responsibilities and duties under the Agreement to DAMI;

WHEREAS, DAMI is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

WHEREAS, Trust, Life Company and Adviser wish to revise Appendix A to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company, Adviser and DAMI hereby agree as follows:

           1. Effective May 1, 2001 DAMI will replace Adviser and assume all of the Adviser's rights, responsibilities and duties under the Agreement.

                   2. Life Company agrees to the replacement of Adviser with DAMI.

           3. Article IX. NOTICES is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

                If to TRUST:

                Deutsche Asset Management VIT Funds
                c/o First Data Investor Services Group, Inc.
                101 Federal Street
                Boston, MA 02110
                Attn: Elizabeth Russell, Legal Department

                and

                c/o BT Alex. Brown
                One South Street, Mail Stop  1-18-6
                Baltimore, MD 21202

                Attn: Mutual Fund Services

                If to ADVISER:

                Deutsche Asset Management, Inc.
                130 Liberty Street, Mail Stop 2355
                New York, NY 10006
                Attn: Mutual Fund Marketing


           4. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                              DEUTSCHE ASSET MANAGEMENT VIT FUNDS


                              By:  /s/ Daniel O. Hirsch
                              Name:  Secretary
                              Title:  Daniel O. Hirsch


                              UNITED OF OMAHA LIFE INSURANCE COMPANY


                              By:  /s/ Richard A. Witt
                              Name: Richard Witt
                              Title: Chief Investment Officer


                              BANKERS TRUST COMPANY


                              By:  /s/ Douglas W. Doucette
                              Name:  Douglas W. Doucette
                              Title:  Managing Director

                              DEUTSCHE ASSET MANAGEMENT, INC.


                              By:  /s/ Marlo Veissid
                              Name:  Marlo Veissid
                              Title:  Director

                                   Appendix A
                         Revised effective April 1, 2001

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and United of Omaha Life Insurance Company.


List of Portfolios:
-------------------

Deutsche Asset Management VIT Funds - EAFE Equity Index Fund
Deutsche Asset Management VIT Funds - Small Cap Index Fund